SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant                      [ ]

Filed by a party other than the Registrant   |X|

         Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       REAL ESTATE ASSOCIATES LIMITED III

                (Name of Registrant as Specified in Its Charter)

                              Bond Purchase, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transactions applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        (4) Proposed maximum aggregate value of transaction:

        (5) Total Fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing party:

        (4) Date filed:

                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116

To The Limited Partners:

   Enclosed is a Solicitation of Consents seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Real Estate Associates Limited III, a California limited partnership (the "Partnership"), to remove the current general partners and to continue the Partnership and elect New G.P., LLC, a Missouri limited liability company ("New G.P.") as the new general partner of the Partnership.

   New G.P. is an affiliate of Bond Purchase, L.L.C., a limited partner of the Partnership ("Bond Purchase"). The goal of Bond Purchase in soliciting the Consents is to elect New G.P. as the new general partner of the Partnership so that Bond Purchase can (i) distribute cash on hand, (ii) investigate claims against the Partnership's current general partners, (iii) reduce management fees ten percent (10%) as New G.P. has indicated it intends to do and (iv) review the Partnership's books and records to analyze alternatives, including the possible liquidation of the limited and general partner interests that the Partnership holds.

   A review of documents and reports publicly filed by the Partnership indicates that the remaining assets held by the Partnership include a significant amount of cash on hand ($5,609,069 as of September 30, 2000) and potentially valuable real estate assets. Bond Purchase believes the Partnership should be exploring opportunities to sell the Partnership's assets (limited and general partner interests) to third parties now to maximize the potential cash returns to the Limited Partners on their original investment. On October 12, 2000, Bond Purchase requested the Partnership's general partner to allow Bond Purchase to review the Partnership's books and records to analyze the Partnership's alternatives, but the general partner has not responded. Bond Purchase has also written to the Partnership regarding its concern that the levels of cash held by the Partnership is inappropriate and requesting information as to how these funds have been invested. The Partnership has not responded to these inquiries.

   We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. Please note that we can give no assurance that limited partner value will be increased by the election of New G.P. as the new general partner. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS. To be sure your vote is represented, please sign, date and return the enclosed Consent of Limited Partner form as promptly as possible in the enclosed, prepaid envelope. If you have any questions, please do not hesitate to contact Bond Purchase at
(816) 303-4500.

                                             Very Truly Yours,


                                             Bond Purchase, L.L.C.

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                       Real Estate Associates Limited III
                                       by
                              Bond Purchase, L.L.C.
                      a Missouri limited liability company

                                 March 13, 2001

                         CONSENT SOLICITATION STATEMENT

   Bond Purchase, L.L.C., a Missouri limited liability company, is a limited partner of the Partnership ("Bond Purchase"). Bond Purchase is seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Real Estate Associates Limited III, a California limited partnership (the "Partnership"), to remove the current general partners and to continue the Partnership and elect New G.P., LLC ("New G.P.") as the new general partner of the Partnership. New G.P., LLC, a Missouri limited liability company is an affiliate of Bond Purchase. The election of New G.P. as a general partner is conditioned upon the approval of the removal of the current general partners.

   In the event that the current general partners are removed and the Limited Partners do not approve continuing the Partnership and electing New G.P. as the new general partner, Bond Purchase will initiate an additional consent solicitation to continue the Partnership and elect a general partner. In the event that the Limited Partners do not elect to continue the Partnership and elect a new general partner within sixty (60) days after the removal of the current general partners, the Partnership will be dissolved and the assets of the Partnership will be liquidated pursuant to Sections 13.3 and 13.4 of the Partnership's Restated Certificate and Agreement of Limited Partnership dated January 5, 1981 (the "Partnership Agreement").

   This Consent Solicitation Statement and the accompanying form of Consent of Limited Partners are first being mailed to Limited Partners on or about March 19, 2001. The participants in this solicitation are Bond Purchase, David L. Johnson and Christine A. Robinson.

   In  reviewing  this  Consent  Solicitation   Statement  please  consider  the
following:

      - The remaining assets of the Partnership are eleven limited partner interests and one remaining general partner interest in real estate limited partnerships (the "Limited Partnership Assets"). Based on the fact that the Partnership has not disclosed that it is exploring the alternative of selling the Limited Partnership Assets, Bond Purchase believes that the current general partners are not actively seeking opportunities to sell the Limited Partnership Assets.

      - If Bond Purchase is successful in replacing the current general partners with New G.P., Bond Purchase plans to cause New G.P. to consider opportunities to sell the Limited Partnership Assets.

      - If New G.P. is appointed as the new general partner, it or its affiliates would generally be entitled to the same fees as previously paid to the current general partners. Although New G.P. will not be contractually bound to do so, New G.P. has indicated it intends, upon its election as the new general partner, to reduce the annual management fees set forth in Section 9.5 of the Partnership Agreement and any other fees payable to the general partner or its affiliates by at least 10%.

      - If New G.P. is appointed as the new general partner, it will be entitled to at least a 1% interest in all profits and losses and distributions, as well as liquidation proceeds of the Partnerships to the same extent as the former general partners pursuant to Sections 7.1 and 8.1 of the Partnership Agreement.

      - The current general partners have received $129,292 in management fees and $506,277 as reimbursement for administrative costs for the year ended December 31, 1999. The current general partners will continue to collect management fees until they sell the Limited Partnership Assets, and therefore have a financial incentive not to sell the Limited Partnership Assets. Based on publicly available information, the current general partners own less than 1% of Limited Partnership Interests. Because the Partnership has recently sold a significant number of its assets in 1998, Bond Purchase believes that the management fee should be reduced below .4% of the Partnership's invested assets. Although New G.P. may have a financial incentive not to sell the Limited Partnership Assets because it also will receive management fees, New G.P.'s incentive not to sell the Limited Partnership Assets is significantly less because (i) it will be collecting management fees which are 10% less for managing the Limited Partnership Assets if New G.P. decreases management fees as it has indicated it intends to do and (ii) its affiliate holds approximately 4.1% of the Limited Partnership Interests. Therefore, New G.P. has a stronger incentive to ensure the prompt sale of the Limited Partnership Assets at a favorable price.

   Considerations other than those identified, such as investment and tax considerations, exist which should be weighed in replacing the current general partners with New G.P. Limited Partners are advised to read this entire Consent Solicitation Statement carefully and to consult with their investment and tax advisors before making a decision whether or not to consent. Please note that Bond Purchase can give no assurance that limited partner value will be increased by the election of New G.P. as the new general partner. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

   The Consents are solicited upon the terms and subject to the conditions of this Consent Solicitation Statement and the accompanying form of Consent. Removal of the current general partners and the election to continue the Partnership and elect New G.P. as the new general partner requires the consent of the record holders of a majority of the outstanding limited partnership interests ("Limited Partnership Interests") of the Limited Partners (the "Required Consents"). If Bond Purchase receives the Required Consents, New G.P. will become the new general partner, as provided in the Partnership Agreement.

   Section 9.9(d) of the Partnership Agreement provides that the vote of Limited Partners owning a majority of the Limited Partnership Interests may remove a general partner. Section 13.4 provides that the Limited Partners owning a majority of the Limited Partnership Interests may elect to continue the Partnership and elect a new general partner if an event of dissolution occurs by the removal of a general partner.

   Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with these Proposals.

   THIS SOLICITATION IS BEING MADE BY BOND PURCHASE AND NOT ON BEHALF OF THE PARTNERSHIP. CONSENTS SHOULD BE DELIVERED TO BOND PURCHASE AND NOT TO THE PARTNERSHIP.

   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   THIS SOLICITATION OF CONSENTS EXPIRES NO LATER THAN 11:59 P.M. EASTERN TIME ON APRIL 30, 2001, UNLESS EXTENDED.

                              AVAILABLE INFORMATION

   The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, consent solicitation statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                INFORMATION CONCERNING BOND PURCHASE AND NEW G.P.

   Bond Purchase is a Missouri limited liability company that was formed on November 15, 1995. The principal office of the Purchaser is 104 Armour Road, North Kansas City, Missouri 64116. David L. Johnson is the owner of 86% of Bond Purchase, is the managing member of Bond Purchase and is the person that manages Bond Purchase's affairs. Bond Purchase may solicit consents to remove the general partners of Real Estate Associates Limited II and Real Estate Associates Limited VI.

   New G.P. is a Missouri limited liability company that was formed in 2000 for the purpose of seeking to become the general partner of other real estate limited partnerships. The sole Manager of New G.P. is David L. Johnson, who manages all of the business affairs of New G.P. The principal office of New G.P. is 104 Armour Road, North Kansas City, MO 64116; telephone (816) 303-4500. New G.P. has no significant assets, net worth or business history.

   New G.P. has consented to being named in this Consent Solicitation Statement and to serving as the new general partner if elected.

   The resumes of the individuals who will participate in the solicitation as agents of Bond Purchase are set forth below. For information regarding any purchases or sales of Limited Partnership Interests effected by such persons, Bond Purchase, New G.P. or their affiliates within the past two years, please refer to Appendix B hereto.

   David L. Johnson. Since November 1999, Mr. Johnson, age 44, has served as Chairman, Chief Executive Officer and a trustee of Maxus Realty Trust, Inc. ("MRTI"), a Missouri real estate investment trust located at 104 Armour Road, North Kansas City, Missouri 64116 that holds commercial real estate properties and is listed on NASDAQ. In addition, Mr. Johnson has also served as the Vice President of Maxus Capital Corp., a Missouri corporation that serves as general partner of Maxus Real Property Investors-Four, L.P., a real estate limited partnership that is a reporting company under the Securities Exchange Act of 1934, as amended, since November 1999. Mr. Johnson is Chairman, Chief Executive Officer and a majority shareholder of Maxus Properties, Inc. ("Maxus"), a Missouri corporation that specializes in commercial property management for affiliated owners. Mr. Johnson is also Vice President of KelCor, Inc. ("KelCor"), a Missouri corporation that specializes in the acquisition of commercial real estate. Mr. Johnson has served such positions for KelCor and Maxus for more than five years.

   Christine A. Robinson. Ms. Robinson, age 34, is currently the Secretary of MRTI and Vice President and a minority shareholder of Maxus. Ms. Robinson has served as Secretary of MRTI since November 1999 and as Vice President of Maxus since September 1997. Ms. Robinson also currently serves as Secretary of KelCor. Ms. Robinson is also President of Nichols Resources, Ltd., a Missouri corporation that serves as general partner of Secured Investment Resources Fund III, L.P., a real estate limited partnership that is a reporting company under the Securities Exchange Act of 1934, as amended. Prior to September 1997, Ms. Robinson served as Sales/Marketing/Financial Analyst for American Italian Pasta Company, a retail pasta manufacturing and sales company, and also worked as an independent contractor for American Management Association, a company that provides management, finance and inventory seminars.

   The participants are, and have not been within the last year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Partnership.

                     INFORMATION CONCERNING THE PARTNERSHIP

   Information contained in this section is based upon documents and reports publicly filed by the Partnership, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K"). Although Bond Purchase has no information that any statements contained in this section are untrue, Bond Purchase has not independently investigated the accuracy of the information contained in this section or for the failure by the Partnership to disclose events which may have occurred and may affect the significance or accuracy of any such information.

Current General Partners

   The Partnership is a limited partnership formed under the laws of the State of California on January 25, 1980. The original objectives of the Partnership were to own and operate its Limited Partnership Assets for investment so as to obtain (i) tax benefits for the Limited Partners; (ii) reasonable protection for the Partnership's capital investments; (iii) potential for appreciation, subject to considerations of capital preservation; and (iv) potential for future cash distributions from operations (on a limited basis), refinancings or sales of assets.

   The general partners of the Partnership are National Partnership Investments Corp. ("NAPICO"), a California corporation, and Coast Housing Investments Associates ("CHIA"), a limited partnership formed under the California Limited Partnership Act and consisting of Messrs. Nicholas G. Ciriello, an unrelated individual, as general partner, and Charles H. Boxenbaum as limited partner. The business of the Partnership is conducted primarily by NAPICO.

   Prior to December 30, 1998, NAPICO was a wholly owned subsidiary of Casden Investment Corporation ("CIC"), which is wholly owned by Alan I. Casden. On December 30, 1998, Casden Limited Partnership Assets Operating Partnership, L.P. (the "Operating Partnership"), a majority owned subsidiary of Casden Limited Partnership Assets Inc., a real estate investment trust organized by Alan I. Casden, purchased a 95.25% economic interest in NAPICO. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce E. Nelson and Alan
I. Casden.

Partnership Assets

   The Partnership holds limited partnership interests in 11 local limited partnerships as of December 31, 1999, and a general partner interest in Real Estate Associates ("REA"), which in turn holds limited partnership interests in an additional partnership; therefore, the Partnership holds directly or indirectly through REA, investments in 12 local limited partnerships. The general partners of REA are the Partnership and NAPICO. In December 1998, the Partnership sold its interest in 20 local limited partnerships to the Operating Partnership. Each of the limited partnerships owns a low income housing project which is subsidized and/or has a mortgage note payable to or insured by agencies of the federal or local government.

   The local partnerships in which the Partnership has invested were, in general, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. The Partnership became the principal limited partner in these real estate holding limited partnerships pursuant to arm's-length negotiations with these developers, or others, who act as general partners. As a limited partner, the Partnership's liability for obligations of the real estate holding limited partnerships is limited to its investment. The general partners of such local limited partnerships retain responsibility for maintaining, operating and managing the Limited Partnership Assets.

   During 1999, the projects in which the Partnership had invested were substantially rented. The following is a schedule of the status as of December 31, 1999, of the projects owned by local limited partnerships in which the Partnership is a limited partner.

            SCHEDULE OF PROJECTS OWNED BY LOCAL LIMITED PARTNERSHIPS
                   IN WHICH THE PARTNERSHIP HAS AN INVESTMENT
                                DECEMBER 31, 1999

                                             Units Authorized For
                                               Rental Assistance
                                              Under Section 8 or                        Percentage of
                               No. of       Other Rent Supplement         Units           Total Units
Name and Location              Units               Program              Occupied            Occupied
-----------------              -----               -------              --------            --------
Charlotte Lakeview,              553                0/0                    517                93%
 Riverview Residential
 Project, Rochester, NY
Hidden Pines Apts                 40               40/0                     38                95%
 Greenville, MI
Jenks School Apts                 83               83/0                     83               100%
 Pawtucket, RI
Lakeside Apts                     32               0/21                     31                97%
 Stuart, FL
Ramblewood Apts                   64               0/13                     62                97%
 Fort Payne, AL
Santa Maria Apts                  86               86/0                     86               100%
 San German, Puerto Rico
Sunset Grove Apts                 22               22/0                     22               100%
 Carson City, MI
Sunshine Canyon                   26               26/0                     23                88%
 Stanton, MI

Village Apts                      50               50/0                     50               100%
 La Follette, TN
Vincente Geigel                   80               80/0                     80               100%
 Polanco Apts
 Isabela, Puerto Rico
Vista De Jagueyes                 73               73/0                     73               100%
 Aguas Buenas, PR
Westgate Apts                     72               0/16                     66                92%
 Albertville, AL
                               ------            ------               --------            -------

TOTALS                         1,181             460/50                  1,131                96%
                               =====             === ==                  =====                ==


   Outstanding Limited Partnership Interests

   According  to  the  Partnership's   Form  10-K,  there  were  11,456  Limited
Partnership Interests (representing 5,728 units) issued and outstanding at December 31, 1999, held by 1,950 holders of record. A Limited Partner is entitled to one vote for each Limited Partnership Interest owned by such Limited Partner. Bond Purchase owns 466 Limited Partnership Interests (representing 233 units), or approximately 4.1% of the outstanding Limited Partnership Interests. According to the Form 10-K, the current general partners and their corporate officers cumulatively own less than 1% of the outstanding Limited Partnership Interests. No person is known to own beneficially in excess of 5% of the outstanding Limited Partnership Interests.

                       PROPOSALS AND SUPPORTING STATEMENT

   The Limited Partners are being asked to approve by written consent the following actions (the "Proposals") pursuant to the Partnership Agreement:

   (1) the removal of the current general partners, NAPICO and CHIA, as the general partners of the Partnership; and

   (2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned upon the approval of Proposal 1 above).

   A review of documents and reports publicly filed by the Partnership indicates that the remaining assets held by the Partnership are potentially valuable real estate assets. These assets are interests in low income housing projects which are subsidized and/or have a mortgage note payable to or insured by agencies of the federal or local government. The Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed by the Partnership (the "Form 10-Q") notes the economic impact of the combination of the reduced payments under the Housing Assistance Payment contracts and the restructuring of the existing FHA-insured mortgage loans under MAHRAA is uncertain. Bond Purchase believes the Partnership should be exploring opportunities to sell the Limited Partnership Assets to third parties now to maximize the potential cash returns to the Limited Partners on their original investment. The Partnership has not disclosed that it is exploring this alternative.

   NAPICO, the current general partner primarily responsible for managing the Partnership, has received $129,292 in management fees and $506,277 as reimbursement for administrative costs for the twelve months ended December 31, 1999. Bond Purchase has committed to reduce annual management fees pursuant to
Section 9.5 of the Partnership Agreement and any other fees payable to the general partner or its affiliates by at least 10%.

   The current managing general partner will continue to collect management fees until it sells the Limited Partnership Assets, and therefore has a financial incentive not to sell the Limited Partnership Assets. Although New G.P. may have a financial incentive not to sell the Limited Partnership Assets because it also will receive management fees, New G.P.'s incentive to sell the Limited Partnership Assets is significantly less because (i) it will receive management fees which are 10% less than the current fees for managing the Limited Partnership Assets if New G.P. decreases management fees as it has indicated it intends to do and (ii) it has an affiliate that owns a significant number of Limited Partnership Interests. Therefore, New G.P. has a stronger incentive to ensure the prompt sale of the Limited Partnership Assets at a favorable price. The current general partners and its affiliates own significantly fewer Limited Partnership Interests in the Partnership and therefore do not have the same financial incentive to sell the Limited Partnership Assets as do the Limited Partners.

   Bond Purchase believes that removing the current general partners and electing New G.P. as the new general partner will provide the Limited Partners with the best potential to maximize the potential cash returns to the Limited Partners in the near future. The goal of Bond Purchase in soliciting the Consents is to elect New G.P. as the new general partner of the Partnership so that New G.P. can (i) distribute cash and cash equivalents on hand ($5,609,069 as of September 30, 2000) to the extent not required for the continued operation of the Partnership, (ii) investigate claims against the Partnership's current general partners, (iii) reduce management fees ten percent (10%) based on New G.P.'s indication of its intent to do so and (iv) review the Partnership's books and records to analyze alternatives, including the possible liquidation of the limited and general partner interests that the Partnership holds.

   Bond Purchase cannot give any assurances that limited partner value will be increased by the election of New G.P. as the new general partner.

   The Form 10-Q indicates that the Partnership's revenues are increasing. Bond Purchase believes this is a result of the increased interest income from the cash and cash equivalents held by the Partnership. Bond Purchase believes that the cash (to the extent not required for the continued operation of the Partnership) should be distributed to the Limited Partners. The Partnership had previously made cash distributions of $6,881,025 to the Limited Partners in March 1999 following the Partnership's sale of 20 partnership interests in late 1998. As indicated above, the Partnership, however, still holds a significant amount of cash and cash equivalents that Bond Purchase believes is not necessary for the continued operation of the Partnership and should be distributed to the Limited Partners.

Admission of New General Partner

   If the Required Consents are obtained to remove the current general partners and elect New G.P. as the new general partner, the current general partners will not retain any of the rights, powers or authority accruing to the general partner following their removal as general partners; provided, however, that the Partnership must purchase the current general partners' interest in the Partnership at its fair value on the date of such removal as provided in Section
9.9 of the Partnership Agreement, with the fair value determined, if necessary, in accordance with the arbitration procedure of the American Arbitration Association. If New G.P. is appointed as the new general partner, it will be entitled to a 1% interest in all profits and losses, and cash distributions made by the Partnership prior to dissolution or liquidation (the same as which the current general partners are entitled to).

   New G.P. has indicated its desire to become the new general partner and, other than a subsequent material adverse change in the Partnership, Bond Purchase does not anticipate any circumstance under which New G.P. would not desire to become the new general partner. A material adverse change would include bankruptcy, foreclosure or other impairments on the value or operations of the Partnership's assets. New G.P. has reserved the right to withdraw before admission as the new general partner in the event of a material adverse change in the Partnership.

   New G.P., as the new general partner, will be entitled to a 1% interest in all profits, losses and distributions of the Partnership pursuant to the Partnership Agreement. Upon total or partial liquidation of the Partnership or the disposition or partial disposition of a Limited Partnership Asset and distribution of the proceeds, pursuant to the Partnership Agreement, New G.P. would be entitled to a liquidation fee equal to the lesser of (i) 10% of the net proceeds to the Partnership from the sale of a Limited Partnership Asset or (ii) 1% of the sales price (including the mortgage) plus 3% of the net proceeds after deducting an amount sufficient to pay federal and state taxes, if any, calculated at the maximum rate then applicable. No part of such liquidation fee shall be paid, unless the Limited Partners shall have first received an amount equal to (i) the greater of (A) their aggregate capital contributions, or (B) an amount sufficient to satisfy the cumulative state and federal income tax liability, if any, arising from the disposition of all Limited Partnership Assets disposed of to date, calculated at the maximum tax rate then applicable, less, (ii) all amounts previously distributed to Limited Partners under the Partnership Agreement. Prior to the receipt by the Limited Partners of an amount equal to the greater of (i) their aggregate capital contributions, or (ii) an amount sufficient to satisfy the cumulative tax liability arising from the disposition of all Limited Partnership Assets disposed of to date, the unpaid liquidation fee shall accrue for later payment to the General Partners.

                      VOTING PROCEDURE FOR LIMITED PARTNER

Distribution and Expiration Date of Solicitation

   This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about March 19, 2001. Limited Partners who are record owners of Limited Partnership Interests as of March 12, 2001 (the "Record Date") may execute and deliver a Consent. A beneficial owner of Limited Partnership Interests who is not the record owner of such Limited Partnership Interests must arrange for the record owner of such Limited Partnership Interests to execute and deliver to Bond Purchase a Consent that reflects the vote of the beneficial owner.

   This solicitation of Consents will expire at 11:59 p.m. Eastern Time on the earlier to occur of the following dates (the "Expiration Date"): (i) April 30, 2001 or such later date to which Bond Purchase determines to extend the solicitation, and (ii) the date the Required Consents are received. Bond Purchase reserves the right to extend this solicitation of Consents for such period or periods as it may determine in its sole discretion from time to time; provided, however that it will not extend this solicitation past March 15, 2002. Any such extension will be followed as promptly as practicable by notice thereof by press release or by written notice to the Limited Partners. During any extension of this solicitation of Consents, all Consents delivered to Bond Purchase will remain effective, unless validly revoked prior to the Expiration Date.

   Bond Purchase reserves the right for any reason to terminate the solicitation of Consents at any time prior to the Expiration Date by giving written notice of such termination to the Limited Partners.

Voting Procedures and Required Consents

   The consent of Limited Partner form included with this Consent Solicitation Statement is the ballot to be used by Limited Partners to cast their votes. For each Proposal, Limited Partners should mark a box adjacent to the Proposal indicating that the Limited Partner votes "For" or "Against" the Proposal, or wishes to "Abstain." All Consents that are properly completed, signed and delivered to Bond Purchase, and not revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If none of the boxes on the Consent is marked, but the Consent is otherwise properly completed and signed, the Limited Partner delivering such Consent will be deemed to have voted "For" the Proposals.

   Each Proposal requires the consent of the record holders of a majority of the Limited Partnership Interests of the Limited Partners (the "Required Consents"). Accordingly, adoption of each Proposal requires the receipt without revocation of the Required Consents indicating a vote "For" the Proposal. Bond Purchase is seeking approval of each of the Proposals. The election of New G.P. as the new general partner is conditioned on the approval of the removal of the current general partners. Otherwise, the Proposals are not conditioned on the approval of the other Proposals. The failure of a

Limited Partner to deliver a Consent or a vote to "Abstain" will have the same effect as if such Limited Partner had voted "Against" the Proposals. Limited Partnership Interests not voted on Consents returned by brokers, banks or nominees will have the same effect as Limited Partnership Interests voted against the Proposals.

   If Limited Partnership Interests to which a Consent relates are held of record by two or more joint holders, all such holders must sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total number of Limited Partnership Interests held in the name of such Limited Partner, the Limited Partner must state the number of Limited Partnership Interests recorded in the name of such Limited Partner to which the Consent relates. If a Consent is executed by a person other than the record owner, then it must be accompanied by a valid proxy duly executed by the record owner.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation of Consents, and the interpretation of the terms and conditions of this solicitation of Consents, will be determined by Bond Purchase, subject to the provisions of the Partnership Agreement, as well as state and federal law. Bond Purchase reserves the absolute right to reject any or all Consents that are not acceptable. Bond Purchase also reserves the right to waive any conditions as to particular Consents or Limited Partnership Interests. Neither Bond Purchase, nor any of its affiliates, shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

Completion Instructions

   Limited Partners are requested to complete, sign and date the Consent of Limited Partner form included with this Consent Solicitation Statement and mail, hand deliver, or send by overnight courier the original signed Consent to Bond Purchase.

   Consents should be sent or delivered to Bond Purchase, and not to the Partnership, at the address set forth on the back cover of this Consent
Solicitation Statement and on the back of the Consent. A prepaid, return envelope is included herewith.

Power of Attorney

   Upon approval of a Proposal, Bond Purchase will be expressly authorized to prepare any and all documentation and take any further actions necessary to implement the actions contemplated under this Consent Solicitation Statement with respect to the approved Proposal. Furthermore, each Limited Partner who votes for a Proposal described in this Consent Solicitation Statement, by signing the attached Consent, constitutes and appoints Bond Purchase, acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent Solicitation Statement or in order to implement the approved Proposal, including the execution of an amendment to the Partnership Agreement to reflect New G.P. as the new general partner of the Partnership or to reflect the dissolution of the Partnership in accordance with the applicable Proposal, and including the selection of an appraiser to appraise the Partnership's assets as may be required by the Partnership Agreement.

Revocation of Consents

   Consents may be revoked at any time prior to the Expiration Date, or a Limited Partner may change his vote on one or both Proposals, in accordance with the following procedures. For a revocation or change of vote to be effective, Bond Purchase must receive prior to the Expiration Date a written notice of revocation or change of vote (which may be in the form of a subsequent, properly executed Consent) at the address set forth on the Consent. The notice must specify the name of the record holder of the Limited Partnership Interests and the name of the person having executed the Consent to be revoked or changed (if different), and must be executed in the same manner as the Consent to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Bond Purchase. A revocation or change of a Consent shall be effective only as to the Limited Partnership Interests listed on such notice and only if such notice complies with the provisions of this Consent Solicitation Statement.

   Bond Purchase reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by New G.P., subject to the provisions of the Partnership Agreement, as well as state and federal law.

No Dissenters' Rights of Appraisal

   Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with these Proposals.

Solicitation of Consents

   Neither the Partnership nor the current general partners are participants in this solicitation of Consents. Bond Purchase, New G.P., David L. Johnson and Christine A. Robinson are the only participants in the solicitation. Bond Purchase will initially bear all costs of this solicitation of Consents, including fees for attorneys, and the cost of preparing, printing and mailing this Consent Solicitation Statement. Bond Purchase shall seek reimbursement for such costs from the Partnership to the extent allowed under the Partnership Agreement and applicable law. In addition to the use of mails, certain officers or regular employees of Bond Purchase may solicit Consents; however, none of these individuals have been specially engaged to assist the solicitation and no officer or employee will be compensated for services to assist the solicitation other than reimbursement of any out-of-pocket expenses relating to the solicitation. The total fees and expenses to be incurred by Bond Purchase in connection with this solicitation are estimated to be $9,000. Bond Purchase has incurred fees and expenses in connection with this solicitation as of March 12, 2001 of approximately $5,000.

   Limited Partners are encouraged to contact Bond Purchase at the address and telephone number set forth on the back cover of this Consent Solicitation Statement with any questions regarding this solicitation of Consents and with requests for additional copies of this Consent Solicitation Statement and form of Consent.

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                       Real Estate Associates Limited III
                        a California Limited Partnership

   Deliveries of Consents, properly completed and duly executed, should be made to Bond Purchase at the address set forth below.

   Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to Bond Purchase at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Bond Purchase as set forth below.

   No person is authorized to give any information or to make any representation not contained in this Consent Solicitation Statement regarding the solicitation of Consents made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Bond Purchase or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Bond Purchase or the Partnership since the date hereof.


                              Bond Purchase, L.L.C.
                                 104 Armour Road
                           North Kansas City, MO 64116
                                 (816) 303-4500

                                   APPENDIX A
                       (Form of Consent - Definitive Copy)
                       Real Estate Associates Limited III
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

              This Consent is Solicited on Behalf of Bond Purchase

   The undersigned has received the Consent Solicitation Statement dated March 13, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase."), seeking the approval by written consent of the following proposals:

   (1)  the  removal  of the  current  general  partners,  National  Partnership
Investments Corp., a California corporation and Coast Housing Investments Associates, a California limited partnership; and

   (2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

   Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                    FOR       AGAINST        ABSTAIN

1. Removal of General Partners              [ ]         [ ]            [ ]

2. Continuation of the Partnership
   and election of new general partner,
   New G.P.                                 [ ]         [ ]            [ ]

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

Dated: _______________, 2001
(Important - please fill in)
                                                        ------------------------
                                                        Signature

                                                        ------------------------
                                                        Signature

                                                        ------------------------
                                                        Telephone Number


   PLEASE MARK, SIGN, DATE & PROMPTLY RETURN THIS CONSENT BY APRIL 30, 2001.

THIS CONSENT IS SOLICITED BY BOND PURCHASE. LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.



                       REAL ESTATE ASSOCIATES LIMITED III
              a California Limited Partnership (the "Partnership")


                           CONSENT OF LIMITED PARTNER

   Deliveries of Consents, properly completed and duly executed, should be made to Bond Purchase at the address set forth below. A prepaid, return envelope is included herewith.

   Questions and requests for assistance about procedures for consenting or other matters relating to this Solicitation may be directed to Bond Purchase at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Bond Purchase as set forth below.





                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116

                                 (816) 303-4500

                                   APPENDIX B

      Transactions in the Limited Partnership Interests of the Partnership
                            within the Past Two Years

The following table sets forth information with respect to all purchases and sales of Limited Partnership Interests of the Partnership by participants and their affiliates in this Consent Solicitation. Each of the transactions was effected on the open market, except where otherwise noted.

BOND PURCHASE, L.L.C.


Limited Partnership                                                   Date of
Interests Purchased                                                  Purchase
--------------------                                                 --------
3                                                                     11-1-98
2                                                                     11-1-98
12                                                                    11-1-98
3                                                                     11-1-98
1                                                                     11-1-98
4                                                                     11-1-98
40                                                                    11-1-98
6                                                                     11-1-98
1                                                                     11-1-98
1                                                                     11-1-98
2                                                                     11-1-98
4                                                                     11-1-98
1                                                                     12-1-98
6                                                                     10-1-99